UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 6, 2009 (April 6, 2009)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On April 6, 2009, St. Mary Land & Exploration Company (the “Company”) issued a press release announcing the Company’s first operated Haynesville shale well, the Johnson Trust 1-2, was recently completed and turned to sales.  The well, located in the Spider Field in central De Soto Parish, Louisiana, had a total measured depth of 15,100 feet, and was completed with a 10 stage hydraulic fracture treatment over the 3,400 foot lateral.  The 24 hour production rate from the well reported to the State of Louisiana was 4.1 MMcf of gas and 525 Bbls of load water at a flowing casing pressure of 3,150 psi on an 18/64th inch choke.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	April 6, 2009	By:	/s/ C. MARK BRANNUM
C. Mark Brannum
Senior Legal Counsel & Secretary